Oppenheimer International Bond Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution       Amount From     Amount From
Reinvestment       Investment      Long or Short-Term   Reinvestment
(Ex)Date              Income         Capital Gains      Price

Class A Shares
  07/31/95           0.0662330      0.0000              5.060
  08/31/95           0.0437500      0.0000              5.020
  09/29/95           0.0437500      0.0000              5.100

Class B Shares
  07/31/95           0.0606534      0.0000              5.060
  08/31/95           0.0417898      0.0000              5.010
  09/29/95           0.0407503      0.0000              5.100

Class C Shares
  07/31/95           0.0617192      0.0000              5.060
  08/31/95           0.0416818      0.0000              5.010
  09/29/95           0.0407938      0.0000              5.090




1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  Inception

  $1,001.36 3.4285
 (---------) - 1 =  0.47%
   $1,000






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Oppenheimer International Bond Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/95
(continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year:

  Inception

  $  999.15 3.4285
 (---------) - 1 = <0.29%>
   $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year:

  Inception

  $1,037.31 3.4285
 (---------) - 1 = 13.38%
   $1,000


Examples at NAV:

Class A Shares

  Inception

  $1,051.30 3.4285
 (---------) - 1 = 18.71%
   $1,000

Class B Shares

  Inception

  $1,049.15 3.4285
 (---------) - 1 = 17.88%
   $1,000

Class C Shares

  Inception

  $1,047.31 3.4285
 (---------) - 1 = 17.17%
   $1,000







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Oppenheimer International Bond Fund
Page 3


2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    Inception

    $1,001.36 - $1,000
    ------------------  =  0.14%
       $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year:

    Inception

    $  999.15 - $1,000
    ------------------  = <0.09%>
         $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year:

    Inception

    $1,037.31 - $1,000
    ------------------  =  3.73%
         $1,000













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Oppenheimer International Bond Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 09/30/95
(continued):

Examples at NAV:

Class A Shares

    Inception

    $1,051.30 - $1,000
    ------------------  = 5.13%
         $1,000


Class B Shares

    Inception

    $1,049.15 - $1,000
    ------------------  = 4.92%
         $1,000


Class C Shares

    Inception

    $1,047.31 - $1,000
    ------------------  = 4.73%
         $1,000




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Oppenheimer International Bond Fund
Page 5



3.  Standardized Yield for the 30-Day Period Ended 09/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                          a - b            6
             Yield =  2 { (--------  +  1 )  -  1 }
                         cd or ce

      The symbols above represent the following factors:

        a = Dividends and interest earned during the 30-day period.
        b = Expenses accrued for the period (net of any expense
            reimbursements).
        c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
            per share on the last day of the period.
        e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


           $32,530.39 - $2,562.79       6
         2{(---------------------- +  1)  - 1}  = 9.44%
             725,921  x  $5.35


Class B Shares

Example at NAV:


           $21,341.35 - $3,068.24        6
         2{(----------------------  +  1)  - 1}  = 9.06%
             483,661  x  $5.10


Class C Shares

Example at NAV:


           $ 1,618.32 - $  233.17        6
         2{(----------------------  +  1)  - 1}  = 9.22%
              36,087  x  $5.09





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Oppenheimer International Bond Fund
Page 6




4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/95:

    The Fund's dividend yields are calculated using the following formula:


          Dividend Yield  =  ( a * 12 ) / b or c

     The symbols above represent the following factors:

      a = The dividend earned during the period.
      b = The Fund's maximum offering price (including sales charge)
          per share on the last day of the period.
      c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

     Examples :

Class A Shares

Dividend Yield     ( $0.0437500    *  12 )  /  $5.35  = 9.81%
at Maximum Offer:

Dividend Yield     ( $0.0437500    *  12 )  /     $5.10  = 10.29%
at Net Asset Value:

     Class B Shares

Dividend Yield     ( $0.0407503    *  12 )  /  $5.10  =  9.59%
at Net Asset Value:



     Class C Shares

Dividend Yield     ( $0.0407938    *  12 )  /  $5.09  = 9.62%
at Net Asset Value: